UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
Under
the Securities Act of 1933

CARDIOVASCULAR SYSTEMS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	41-1698056
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)
1225 Old Highway 8 NW
St. Paul, Minnesota 55112-6416
(Address of Principal Executive Office and Zip Code)

  Cardiovascular Systems, Inc. Amended and Restated 2006 Employee Stock Purchase Plan
(Full Title of the Plan)

Laurence L. Betterley
Chief Financial Officer
Cardiovascular Systems, Inc.
1225 Old Highway 8 NW
St. Paul, Minnesota 55112-6416
(651) 259-1600
(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

Copies to:
Robert K. Ranum, Esq.
Fredrikson & Byron, P.A.
200 South Sixth Street, Suite 4000
Minneapolis, MN 55402
Fax: (612) 492-7077

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller Reporting Company	☐

 CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, par value $0.001 per share (Reserved for Future Sales)	180,000	$27.19	$4,894,650	$568.76

(1)
In addition, pursuant to Rule 416 under the Securities Act of 1933, there is also being registered hereunder an indeterminate number of shares of interests to be offered or sold pursuant to the employee benefit plan described herein and any additional securities which may become issuable pursuant to antidilution provisions of the plan.

(2)
Estimated pursuant to Rule 457(h) and Rule 457(c) solely for the purpose of calculating the registration fee and based upon the average of the high and low prices of the Registrant’s Common Stock on July 7, 2015, as quoted on the Nasdaq Global Market.

STATEMENT OF INCORPORATION BY REFERENCE
The purpose of this Registration Statement is to register additional shares for issuance under the Registrant’s Amended and Restated 2006 Employee Stock Purchase Plan, as amended. This Registration Statement is submitted in accordance with General Instruction E to Form S-8 regarding registration of additional securities, and pursuant to such instruction, the contents of the Registration Statements on Form S-8, Reg. Nos. 333-135954, 333-158987, 333-160610, 333-168684, 333-175702, 333-182669, 333-189858 and 333-197350 are incorporated herein by reference, except for, in each case, Item 8, Exhibits.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 8. Exhibits.

5.1	Opinion of Fredrikson & Byron, P.A.

23.1	Consent of PricewaterhouseCoopers LLP

23.2	Consent of Fredrikson & Byron, P.A. (included in Exhibit 5.1)

24.1**	Power of Attorney

24.2	Power of Attorney

99.1*	Amended and Restated 2006 Employee Stock Purchase Plan

*	Previously filed with the SEC as Exhibit 99.1 to and incorporated herein by reference from the Registration Statement on Form S-8 filed by the Registrant (File No. 333-158987) on May 5, 2009.

**	Previously filed on signature page of Registration Statement on Form S-8 signed by the Registrant (File No. 333-175702) on July 21, 2011.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Paul, State of Minnesota, on July 9, 2015.

CARDIOVASCULAR SYSTEMS, INC.

By:	/s/ Laurence L. Betterley

Laurence L. Betterley
Chief Financial Officer
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ David L. Martin	President, Chief Executive Officer and Director (principal executive officer)	July 9, 2015
David L. Martin

/s/ Laurence L. Betterley	Chief Financial Officer (principal financial and accounting officer)	July 9, 2015
Laurence L. Betterley

*		July 9, 2015
Scott Bartos	Director

*		July 9, 2015
Brent G. Blackey	Director

*		July 9, 2015
Edward Brown	Director

July 9, 2015
William E. Cohn, M.D.	Director

*		July 9, 2015
Augustine Lawlor	Director

*		July 9, 2015
Leslie Trigg	Director
*		July 9, 2015
Scott Ward	Director

* By:	/s/ Laurence L. Betterley
Laurence L. Betterley, as attorney-in-fact

EXHIBIT INDEX

Exhibit Number	Exhibit Description

5.1	Opinion of Fredrikson & Byron, P.A.

23.1	Consent of PricewaterhouseCoopers LLP

23.2	Consent of Fredrikson & Byron, P.A. (included in Exhibit 5.1)

24.1**	Power of Attorney

24.2	Power of Attorney

99.1*	Amended and Restated 2006 Employee Stock Purchase Plan

*
Previously filed with the SEC as Exhibit 99.1 to and incorporated herein by reference from the Registration Statement on Form S-8 filed by Cardiovascular Systems, Inc. (File No. 333-158987) on May 5, 2009.

**	Previously filed on signature page of Registration Statement on Form S-8 filed by the Registrant (File No. 333-175702) on July 21, 2011.